    As filed with the Securities and Exchange Commission on February 4, 1999
                          Registration No. 33-
                                               -------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        -------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        -------------------------------


                           LASER VISION CENTERS, INC.
                    (Exact name of registrant in its charter)

                        -------------------------------


    Delaware                                                   43-1530063

     (State of                                             (I.R.S. Employer
  jurisdiction of                                        identification number
 incorporation or
   organization)




                      540 Maryville Centre Drive, Suite 200
                            St. Louis, Missouri 63141
                                 (314) 434-6900

    (Address and telephone number of principal executive offices and intended principal place of business.)

                        -------------------------------

           LASER VISION CENTERS, INC. 1990 INCENTIVE STOCK OPTION PLAN
         LASER VISION CENTERS, INC. 1990 NON-QUALIFIED STOCK OPTION PLAN
           LASER VISION CENTERS, INC. 1994 NON-QUALIFIED WARRANT PLAN
                              (Full Title of Plans)

                        -------------------------------


                               Robert W. May, Esq.
                      540 Maryville Centre Drive, Suite 200
                            St. Louis, Missouri 63141
                                 (314) 434-6900
            (Name, address and telephone number of agent for service)


                        -------------------------------


                                  With copy to:

                           James R. Dankenbring, Esq.
                 Dankenbring Greiman Osterholt & Hoffmann, P.C.
                          120 South Central, Suite 500
                            St. Louis, Missouri 63105

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

An Index of the Exhibits to this Registration Statement can be found at page 4.



                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of securities to be registered                 Amount to be      Proposed maximum      Proposed maximum       Amount of
                                                    registered (1)     offering price per    aggregate offering     registration fee
                                                                       share                  price

Common stock, $.01 par value               489,320 shares             $8.89(2)               $4,350,055                 $1209
(1990 Incentive Stock Option Plan)

Common Stock $.01 par value                160,680 shares             $27.6875(3)            $4,448,828                 $1237
(1990 Incentive Stock Option Plan)

Common stock, $.01 par value               263,363 shares             $9.50(2)               $2,501,949                 $ 696
(1990 Non-Qualified Stock Option Plan)

Common stock, $.01 par value
(1990 Non-Qualified Stock Option Plan)     36,637 shares              $27.6875(3)            $1,014,387                 $ 282


Common stock, $.01 par value               1,747,300 shares           $8.85(2)               $15,463,605               $4,299
(1994 Non-Qualified Warrant Plan)

Common stock, $.01 par value               252,700 shares             $27.6875(3)            $6,996,631                $1,945
(1994 Non-Qualified Warrant Plan)

                                                                                                                  Total Registration
                                                                                                                   Fee=  $ 9,668

-------------------------------------------------------------------------------
 (1) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, this registration statement also covers the additional shares of Common Stock of Laser Vision Centers, Inc. that will result from any split of, or a stock dividend on, the registered shares of Common
      Stock.

 (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the weighted average of the exercise price for the options granted under such plan.

 (3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low prices per share of the Common Stock as quoted on the NASDAQ National Market on January 28, 1999.

                                  INTRODUCTION

    This Registration Statement on Form S-8 is filed by Laser Vision Centers, Inc. (the "Company") relating to shares of common stock, par value $0.01 (the "Common Stock"), to be issued pursuant to awards granted under the Company's 1990 Incentive Stock Option Plan (the "Employee Plan") and pursuant to options granted under the 1990 Non-Qualified Stock Option Plan, as amended (the "Directors Plan") and pursuant to the Company's 1994 Non-Qualified Warrant Plan, as amended (the "Warrant Plan") (collectively, the "Plans").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

    *Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998 (the "Annual Report");

    (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998;

   (iii) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 15, 1996, including any amendment or report filed for the purpose of updating such description; and

   (iv) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         Not applicable.

Item 6.  Indemnification of Directors and Officers.

    The General Corporation Law of the State of Delaware (the "Delaware GCL"), provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by
(i) a majority of a quorum of disinterested directors, (ii) independent legal counsel or (iii) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate.

    The Company's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

    The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

    The Company and each executive officer of the Company and its subsidiaries are parties to an indemnity agreement (the "Indemnity Agreements") which provides for certain indemnification of directors or executive officers for liabilities incurred as a result of omissions, neglect or a breach of duty committed in the capacity of a director or executive officer. The benefits of the indemnity agreement are not available if the director or executive officer has other indemnification or insurance coverage for the subject claim, or if, with respect to the matters giving rise to the claim the director or executive officer (i) received an improper personal benefit, (ii) violated Section 16(b) of the Securities Exchange Act of 1934 or analogous provision of law, or (iii) committed certain acts of dishonesty.

Item 7.  Exemption from Registration Claimed.
         Not applicable.

Item 8.  Exhibits.


Exhibit No.                                 Description
-----------                                 -----------
    4.1*                    Specimen Stock Certificate

    4.2** Company's Restated Certificate of Incorporation, as amended

    4.3**                   Form of Company's By-Laws, as amended.

    4.4 Company's 1994 Non-Qualified Warrant Plan, as amended

    4.5***                  Company's 1990 Incentive Stock Option Plan

    4.6*** Company's 1990 Non-Qualified Stock Option Plan, as amended

    5 Opinion of Dankenbring Greiman Osterholt & Hoffmann, P.C. with respect to the shares being registered

    23.1                    Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Dankenbring Greiman Osterholt & Hoffmann, P.C. (included in Exhibit 5 hereto)

    24 Power of Attorney (included on signature page of the registration statement)


*Incorporated by reference from the Company's Registration Statement No. 33-33843 declared effective by the Securities and Exchange Commission on April 3, 1991.

**Incorporated by reference from the Company's Registration Statement on Form 8-A (File No. 000-21741) filed with the Securities and Exchange Commission on November 15, 1996.

***Incorporated by Reference from the Company's Registration Statement on Form SB-2 (File No. 33-67328) declared effective by the Securities and Exchange Commission on November 9, 1993.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, the 3rd day of February, 1999.


                                            LASER VISION CENTERS, INC.


                                            By: /s/ John J. Klobnak
                                                -------------------------------
                                                John J. Klobnak, Chief Executive
                                                Officer and Chairman of the
                                                Board of Directors

                                POWER OF ATTORNEY

    We, the undersigned officers and directors of Laser Vision Centers, Inc., hereby severally and individually constitute and appoint John J. Klobnak and B. Charles Bono III, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents an each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
                                        /s/ John J. Klobnak
                                        ---------------------------------------
                                        John J. Klobnak, Chief Executive Officer
                                        and Chairman of the Board of Directors





Signature                                Title                                                    Date
---------                                -----                                                    ----
/s/ John J. Klobnak                      Director and Chairman of the                       February 3, 1999
------------------------------           Board of Directors and Chief Executive
John J. Klobnak                          Officer (Principal executive officer)

/s/ B. Charles Bono III
------------------------------          Executive Vice President and                        February 3, 1999
B. Charles Bono III                     Treasurer, Chief Financial Executive
                                        (Principal accounting officer)

/s/ Robert W. May
------------------------------          Secretary, Director                                 February 3, 1999
Robert W. May

/s/ James M. Garvey
------------------------------          Director                                            February 3, 1999
James M. Garvey

/s/ Richard L. Lindstrom, M.D.
------------------------------          Director                                            February 3, 1999
Richard L. Lindstrom, M.D.

/s/ Dr. Henry Simon
------------------------------          Director                                            February 3, 1999
Dr. Henry Simon

/s/ Steven C. Straus
------------------------------          Director                                            February 3, 1999
Steven C. Straus

/s/ James C. Wachtman
------------------------------          President                                           February 3, 1999
James C. Wachtman

                                INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit No.   Description                                          Numbered Page

 4.1*         Specimen Stock Certificate

 4.2**        Company's Restated Certificate of Incorporation

 4.3**        Form of Company's By-Laws, as amended.

 4.4          Company's 1994 Non-Qualified Warrant Plan, as amended

 4.5***       Company's 1990 Incentive Stock Option Plan

 4.6*** Company's 1990 Non-Qualified Stock Option Plan, as amended

 5 Opinion of Dankenbring Greiman Osterholt & Hoffmann, P.C. with respect to the shares being registered

 23.1         Consent of PricewaterhouseCoopers LLP

 23.2         Consent of Dankenbring Greiman Osterholt & Hoffmann, P.C.
              (included in Exhibit 5 hereto)

 24 Power of Attorney (included on signature page of the registration statement)







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